Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
--------------------------------------------x
In re:                                           Chapter 11 Case Nos.

ACTERNA CORPORATION, et al.,                     12836 (BRL) through 12843 (BRL)

                                                 (Jointly Administered)
                     Debtors.
--------------------------------------------x


MONTHLY OPERATING REPORT FOR THE PERIOD
FROM MAY 1, 2003 TO JUNE 30, 2003

DEBTOR'S ADDRESS:              Acterna Corporation
                               12410 Milestone Center Drive
                               Germantown, Maryland  20876

DEBTORS' ATTORNEYS:            Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, New York  10153

           The undersigned has reviewed the attached report and is familiar with the Debtors' financial affairs and verifies under penalty of perjury that the information contained herein is complete, accurate, and truthful to the best of his knowledge as of the below date.



By:          /s/ Grant Barber                            Date:  August 21, 2003
    ---------------------------------------------------
    Grant Barber
    Corporate Vice President, Chief Financial Officer

                               ACTERNA CORPORATION
                             (DEBTORS-IN-POSSESSION)
                 INDEX TO MONTHLY OPERATING REPORT AND SCHEDULE


                                                                                                       Page Number

Unaudited Condensed Consolidated Balance Sheet as of June 30, 2003..........................................3

Unaudited Condensed Consolidated Statement of Operations for the period
May 1, 2003 to June 30, 2003................................................................................4

Unaudited Condensed Consolidated Statement of Cash Flows for the period
May 1, 2003 to June 30, 200.................................................................................5

Schedule of Disbursements Paid for the period May 6, 2003 to June 30, 2003
.............................................................................................................6

Notes to unaudited Financial Statements.....................................................................7



                               ACTERNA CORPORATION
                             (DEBTORS-IN-POSSESSION)
                      Condensed Consolidated Balance Sheet
                                  June 30, 2003
                        (unaudited, amounts in thousands)


Assets

Current assets:
   Cash and cash equivalents                                                             $ 52,971
   Accounts receivable, net                                                                77,148
   Inventory, net                                                                          60,570
   Income tax receivable                                                                   13,459
   Prepaid and other current assets                                                        26,305
                                                                                  ----------------
Total current assets                                                                      230,453

   Property, plant and equipment, net                                                      86,631
   Goodwill and intangible assets, net                                                     33,538
   Deferred debt issuance costs, net                                                       16,431
   Other non-current assets                                                                13,320
                                                                                  ----------------
              Total assets                                                              $ 380,373
                                                                                  ================

Liabilities and Stockholders' deficit

Current Liabilities:
   Notes payable                                                                            $ 693
   Current portion of long-term debt                                                        3,415
   Accounts payable                                                                        28,183
   Accrued expenses                                                                       104,253
   Accrued income taxes                                                                     2,311
                                                                                  ----------------
     Total current liabilities not subject to compromise                                  138,855

   Long term debt                                                                          16,711
   Deferred income taxes                                                                    4,296
   Other long-term liabilities                                                             74,150
                                                                                  ----------------
     Total liabilities not subject to compromise                                          234,012

   Liabilities subject to compromise                                                    1,035,838

Stockholders' deficit                                                                    (889,477)
                                                                                  ----------------
Total liabilities and stockholders' deficit                                             $ 380,373
                                                                                  ================

                               ACTERNA CORPORATION
                             (DEBTORS-IN-POSSESSION)
                 Condensed Consolidated Statement of Operations
                For the period May 1, 2003 through June 30, 2003
                       (unaudited, amounts in thousands)


Revenue                                                                                  $ 89,014
Cost of goods sold                                                                         49,544
                                                                                    --------------
    Gross margin                                                                           39,470

Selling, general and administrative expenses                                               32,762
Product development expense                                                                10,710
Amortization of intangibles                                                                   196
                                                                                    --------------
Total operating expenses                                                                   43,668
                                                                                    --------------
   Operating loss                                                                          (4,198)

Interest expense (contractual interest of $12,457)                                         (3,249)
Interest income                                                                               218
Other income, net                                                                             118
                                                                                    --------------
   Loss from continuing operations before reorganization items and income taxes            (7,111)
Reorganization items                                                                       21,754
                                                                                    --------------
   Loss from continuing operations before income taxes                                    (28,865)
Provision for income taxes                                                                    354
                                                                                    --------------
   Net loss                                                                             $ (29,219)
                                                                                    ==============


                               ACTERNA CORPORATION
                             (DEBTORS-IN-POSSESSION)
             Condensed Consolidated Statement of Cash Flows For the
                    period May 1, 2003 through June 30, 2003
                        (unaudited, amounts in thousands)


Operating Activities:
   Net loss                                                                                                       $ (29,219)
   Adjustment for non-cash items included in net loss:
        Depreciation                                                                                                  3,523
        Bad debt expense                                                                                                (62)
        Amortization of intangibles                                                                                     196
        Amortization of unearned compensation                                                                         1,026
        Amoritzation of deferred debt issuance costs                                                                    760
        Loss on disposal of fixed assets                                                                                724
        Change in deferred income taxes                                                                                (411)
   Changes in operating assets and liabilities, net                                                                  28,153
                                                                                                           -----------------
Net cash flows provided by operating activities before reorganization items paid                                      4,690
   Reorganization items paid                                                                                           (871)
                                                                                                           -----------------
Net cash flows provided by operating activities                                                                       3,819

Investing Activitites:
   Purchases of property, plant and equipment                                                                          (514)
                                                                                                           -----------------
Net cash flows used in investing activities                                                                            (514)

Financing Activities:
   Borrowings under revolving credit facility                                                                         4,682
   Net change in bank overdrafts                                                                                        577
   Repayment of term loan debt                                                                                       (1,927)
   Net borrowings of notes payable                                                                                       33
                                                                                                           -----------------
Net cash provided by financing activities                                                                             3,365
effect of exchange rate change on cash and cash equivalents                                                             573
                                                                                                           -----------------
Increase in cash and cash equivalents                                                                                 7,243
Cash and cash equivalents at April 30, 2003                                                                          45,728
                                                                                                           -----------------
Cash and cash equivalents at June 30, 2003                                                                         $ 52,971
                                                                                                           =================

Change in operating asset and liability components:
Decrease in trade accounts receivable                                                                              $ 10,032
Decrease in inventory                                                                                                 9,771
Decrease in other assets                                                                                              4,150
Decrease in accounts payable                                                                                           (182)
Increase in accrued expenses                                                                                          4,382
                                                                                                           -----------------
Change in operating assets and liabilities                                                                         $ 28,153
                                                                                                           =================



                               ACTERNA CORPORATION
                             (DEBTORS-IN-POSSESSION)
                         SCHEDULE OF DISBURSEMENTS PAID
                   FOR THE PERIOD MAY 6, 2003 TO JUNE 30, 2003
                                   (unaudited)


                                                                Total
    Case #                        Company                    Disbursements
----------------   -----------------------------------   -------------------

     12837         Acterna Corporation                                  $ - (1)
     12838         Acterna LLC                                   28,365,516
     12840         Itronix Corporation                            8,562,834
     12839         da Vinci Systems, Inc.                         2,645,645
     12843         TTC Federal Systems, Inc.                              - (2)
     12841         TTC Interational Holding, Inc.                         - (2)
     12836         Acterna WG International                               - (2)
     12842         Acterna Business Trust                                 - (2)
                                                         -------------------
                     Total Disbursements                       $ 39,573,995
                                                         ===================


Notes:

(1) Acterna Corporation is the parent holding company with no operating activities.

(2) These companies are dormant operating companies or holding companies with no operating activities.

                               ACTERNA CORPORATION
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)        BACKGROUND AND ORGANIZATION

       Acterna Corporation (the "Company" or "Acterna", formerly Dynatech Corporation) was founded in 1959 and is a global communications equipment company focused on network technology solutions. The Company's operations are conducted by wholly owned subsidiaries located principally in the United States of America and Europe with other operations, primarily sales offices, located in Asia and Latin America. The Company is managed in three business segments: communications test, industrial computing and communications ("Itronix") and digital color enhancement systems ("da Vinci").

       The communications test segment develops, manufacturers and markets instruments, systems, software and services used to test, deploy, manage and optimize communications networks, equipment and services. The industrial computing and communications segment provides computer products to the ruggedized computer market and consists of the Itronix business. Itronix sells ruggedized portable communications and computing devices used by field service workers. da Vinci provides digital color enhancement systems. da Vinci's products are sold to post-production and video production professionals and producers of content for the standard-and high-definition television markets.

BANKRUPTCY FILINGS

        On May 6, 2003, (the "Filing Date") Acterna Corporation and its seven United States subsidiaries and affiliates ("the Debtors") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (such filing, the "Filing"). The Debtors' Chapter 11 cases were consolidated for the administrative purpose of joint administration and were assigned case number 03-12836 (BRL) through 03-12843 (BRL) (the "Chapter 11 Cases"). The Company's non-U.S. subsidiaries were not included in the filing.

        Under Chapter 11, the Debtors are operating their businesses as debtors-in-possession under court protection from their creditors and claimants and intend to use Chapter 11 to substantially reduce their debt obligations and implement a plan of reorganization. As a debtor-in-possession, the Debtors may not engage in any transactions outside the ordinary course of business without the approval of the Bankruptcy Court, after notice and an opportunity for a hearing.

STATUS OF CHAPTER 11 PROCEEDINGS

        The Debtors have received approval from the Bankruptcy Court to pay or otherwise honor certain of its pre-petition obligations in the ordinary course of business, including employee wages and benefits, customer programs, shipping charges and a limited amount of claims of essential trade creditors.

        On May 20, 2003, the office of the United States Trustee appointed a creditors' committee to represent the interests of unsecured creditors.

        On June 24, 2003 the Bankruptcy Court entered an order establishing a bar date of July 31, 2003 for all pre-petition claims. Bankruptcy Services LLC., the court-approved claims agent is maintaining a register of all claims filed. As of August 8, 2003, there were approximately 820 claims submitted for $943.4 million net of duplicate and amended claims. At this time, it is not possible to estimate the value of the claims that will ultimately be allowed by the Bankruptcy Court, due to the uncertainties of the Chapter 11 process, the in-progress state of the Company's investigation of submitted claims and the lack of full documentation submitted in support of any claims.

           On August 1, 2003, the Debtors filed their disclosure statement and plan of reorganization with the Bankruptcy Court. Prior to the Filing Date, the Company negotiated the salient terms of the plan (the "Plan") with certain key lenders under the Senior Secured Credit Facility. The Company's Plan reflects:

          o the conversion of the pre-petition debt held by the lenders under the Senior Secured Credit Facility into a (i) secured $75 million note and approximately EUR 83 million term loan and (ii) 100% of the equity of the reorganized Acterna, subject to dilution in connection with the warrants described below and a management incentive plan;

          o holders of the Senior Secured Convertible Notes and the Senior Subordinated Notes will receive three year warrants to purchase stock of reorganized Acterna having de minimis value in exchange for the cancellation of these Notes;

          o general unsecured creditors will receive a cash distribution of approximately 10 percent of their claims, subject to certain conditions; and

          o the cancellation of the Company's existing class of common stock and extinguishment of all rights there under, with no distribution to the holders of the common stock and no recovery for these holders in respect of their shares.

        Substantially all of the Debtors' pre-petition debt is in default due to the Filing, the failure to meet debt covenants and failure to pay interest on the Senior Secured Credit Facility on March 31, 2003. The Company has certain debt that is owed by foreign subsidiaries of the Company who are not part of the Chapter 11 filing and to the extent that this debt has a long-term portion, it is shown as such.

        The bank steering committee and the creditor's committee have indicated their support for the Company's plan of reorganization. The Company cannot provide any assurance, however, as to the likelihood of its Plan being approved by the Bankruptcy Court, nor can the Company provide any assurance that the Plan will be successful, if approved. All of these factors raise substantial doubt as to whether the Company can continue as a going-concern.

(2)        BASIS OF PRESENTATION

        The Company cautions readers not to place undue reliance upon the information contained in this monthly operating report (the "Operating Report"). Further, the amounts reported in this Operating Report, when reported on a quarterly basis, may differ materially due to adjustments to accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors. There can be no assurance that this Operating Report is complete and the Company undertakes no obligation to update or revise the Operating Report.

        The Condensed Consolidated Balance Sheet, the Condensed Consolidated Statement of Operations and the Condensed Consolidated Statement of Cash Flows (the "Consolidated Financial Statements"), included herein, are unaudited and have been prepared in accordance with GAAP for interim financial reporting, based on information currently known to us. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted for purposes of this Operating Report. All material intercompany transactions have been eliminated. The results of operations for any interim period are not necessarily indicative of the results that may be expected for the quarter, the full year, or any future interim period.

        The Consolidated Financial Statements include the results of operations and cash flows of debtor and non-debtor entities of the Company during the period May 1, 2003 to June 30, 2003. The balance sheet includes all assets, liabilities and stockholders' deficit of the Company as of June 30, 2003.

        The unaudited Consolidated Financial Statements have also been prepared in accordance with Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires an entity's statement of operations to portray the results of operations of the reporting entity during Chapter 11 proceedings. As a result, any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the Company should be reported separately as reorganization items, except those required to be reported as discontinued and extraordinary items in conformity with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."



(3)        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION:

       The Consolidated Financial Statements include the accounts of the Debtors and non-debtor subsidiaries. Intercompany accounts and transactions between the entities have been eliminated.

USE OF ESTIMATES:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Significant estimates in these financial statements include allowances for accounts receivable, net realizable value of inventories, carrying values of long-lived assets, pension assets and liabilities, tax valuation reserves and non-recurring charges. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS:

        The Company considers cash in banks and short-term investments with original maturities of three months or less as cash and cash equivalents. Cash equivalents represent highly liquid investment instruments with an original maturity of three months or less at the time of purchase.

INVENTORIES:

       Inventory values are stated at the lower of cost or market. Cost is determined based on a currently adjusted standard basis, which approximates actual cost on a first-in, first-out basis. The company's inventory includes raw materials, work in process, and finished goods. The Company periodically reviews its recorded inventory and estimates a reserve for obsolete or slow moving items. The Company reserves the entire value of all obsolete items. The Company determines excess inventory based upon current and forecasted usage, and a reserve is provided for the excess inventory. Such estimates are difficult to make under current economic conditions.

PROPERTY AND EQUIPMENT AND OTHER INTANGIBLES:

       Property, plant and equipment is principally recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings...........................................30.years
Leasehold improvements..............................Remaining life of lease
Machinery and equipment.............................3 to 10 years
Furniture and fixtures..............................3 to 5 years
Computer software/hardware..........................3 years
Tooling.............................................3 years
Vehicles............................................3 years

      When a fixed asset is disposed of, the cost of the asset and any related accumulated depreciation is written off and any gain or loss is recognized. Maintenance and repairs expenditures are expensed when incurred.

REVENUE RECOGNITION:

        The Company's revenues are primarily derived from product sales. The Company recognizes revenue when it is earned. The Company considers revenue earned when it has persuasive evidence of an arrangement, the product has been shipped or the services have been provided to the customer, title and risk of loss have passed to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

       Revenue from product sales is generally recognized at the time the products are shipped to the customer. In certain cases where the Company has not transferred the risks and rewards of ownership, revenue recognition is deferred. Upon shipment, the Company also provides for estimated costs that may be incurred for product warranties and sales returns. Service revenue is deferred and recognized over the contract period or as services are rendered. Revenue on multi-element arrangements is recognized among each of the deliverables based on the relative fair value.

       Revenue on long-term contracts is recognized using the completed contract basis or the percentage of completion basis, as appropriate. Profit estimates on long-term contracts are revised periodically based on changes in circumstances and any losses on contracts are recognized in the period that such losses become known. Generally, the terms of long-term contracts provide for progress billing based on completion of certain phases of work.

       Revenue from software sales is generally recognized upon delivery provided that a contract has been executed, there are no uncertainties regarding customer acceptance and that collection of the related receivable is probable. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled.

INCOME TAXES:

        The provision for Income Taxes is based on the consolidated United States entities estimated tax rates for the applicable year. Deferred taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and tax basis of assets and liabilities under the applicable tax laws. Deferred income tax provisions and benefits are based on the changes in deferred tax asset or liability from period to period. These assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect at the time the differences are expected to reverse. The Company's deferred tax assets are evaluated as to whether it is more likely than not they will be recovered from future income. To the extent that the Company believes that recovery is not likely, a valuation allowance is recognized against deferred tax assets.

INTEREST EXPENSE:

           In accordance with SOP 90-7, the Debtors did not record interest expense from May 6, 2003 through June 30, 2003, which resulted in the suspension of $9.2 million in interest during the period.

CONCENTRATION OF CREDIT RISK:

       Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash investments and accounts receivable.

       The Company maintains its cash accounts in various institutions worldwide and places its cash investments in prime quality certificates of deposit, commercial paper, or mutual funds.

        Credit risk related to its accounts receivable is limited due to the large number of customers and their dispersion across many business and geographic areas. However, a significant amount of trade receivables are with customers within the telecommunications industry, which is currently experiencing a significant downturn. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company has historically incurred insignificant credit losses.

   RECENTLY ADOPTED ACCOUNTING STANDARDS:

        In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS No. 149"). SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments and hedging activities, primarily as a result of decisions made by the FASB Derivatives Implementation Group subsequent to the original issuance of SFAS No. 133 and in connection with other FASB projects. This standard is generally effective prospectively for contracts and hedging relationships entered into or modified after June 30, 2003. The company is currently evaluating the impact of SFAS No. 149.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No. 150"). This standard improves the accounting for certain financial instruments that issuers previously accounted for as equity, requiring such instruments to be classified as liabilities in certain situations. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and for interim periods beginning after June 15, 2003. The Company does not expect its adoption of SFAS No. 150 in fiscal 2004 to have a material impact on its financial position or results of operations.

(4)        INSURANCE

        Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid and are in full force and effect.

(5)        INCOME TAXES

        The Debtors recognized approximately $8,000 of state and local tax expense in the accompanying unaudited Consolidated Statement of Operations for the period May 6, 2003 to June 30, 2003.

(6)        DEBT

        As a result of the Filing and in accordance with SOP 90-7, substantially all of the Company's debt has been reflected as a component of liabilities subject to compromise.

        The Debtors have entered into a debtor-in-possession credit facility (the "DIP" facility) with certain members of its pre-petition bank group, for loans of up to $30 million, which has been approved by the Bankruptcy Court. The DIP facility is a borrowing base facility that fluctuates based on cash on hand, amount of eligible accounts receivable and inventory of the Debtors. Upon the successful sale of certain non-core assets of the Company, an additional amount under the DIP facility would become available to the Debtors as well. The DIP facility also provides a sub-facility for letters of credit. As of June 30, 2003, the Debtors have $0 borrowings and $0 letters of credit issued under the DIP facility.

(7)        CONTINGENCIES

       On April 16, 2003, Sik-Lin Huang commenced class action litigation, in the United States District Court for the District of Maryland, against the Company and certain of its officers and directors alleging that the Company and certain of its officers and directors committed certain securities law violations. The plaintiff seeks compensatory damages and payment of legal and expert fees incurred. The Company is a party to several pending legal proceedings and claims. Although the outcome of such proceedings and claims cannot be determined with certainty, the Company believes that the final outcome should not have a material adverse effect on the Company's business, operations or financial position.